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                                                                     EXHIBIT 4.2


September 19, 2002



William Huse, M.D., Ph.D.
President, Chief Executive Officer, and Chairman
Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, CA 92121

VIA FACSIMILE: 853.597.4950

Dear Bill:

In conjunction with our September 13, 2002 resignation from AME's board of directors, we request that you file electronically with the Securities and Exchange Commission a Form 8-K, and that you include with the 8-K the full text of our September 13, 2002 letter of resignation.


Sincerely,


/s/ STANLEY T. CROOKE             /s/ PETER K. HILAL        /s/ CLIVE MEANWELL
Stanley T. Crooke, M.D., Ph.D.    Peter K. Hilal, M.D.      Clive Meanwell, M.D.